Exhibit 3.1

AMENDMENT NO. 1
TO THE AMENDED AND RESTATED BYLAWS OF
TIM HORTONS INC.

This Amendment No. 1 (this “Amendment”) to the Amended and Restated Bylaws (the “Bylaws”) of Tim Hortons Inc., a Delaware corporation (the “Company”), is dated as of August 31, 2006, and hereby amends the Bylaws as follows:

1.	Section 2.7(a)(i) of the Bylaws is hereby amended and restated in its entirety as follows:

“In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), to be timely, a stockholder’s notice to the Secretary with respect to such business must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the opening of business on the 150th day before the anniversary of the date that the Corporation’s proxy statement was released to stockholders in connection with the immediately preceding annual meeting of stockholders; provided, however, that for any annual meeting that is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 150th day before the meeting and not later than the later of (x) the close of business on the 120th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation; and provided, further, that for the 2007 annual meeting, notice by the stockholder to be timely must be so received not earlier than the opening of business on October 13, 2006 and not later than the close of business on November 12, 2006. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).”

2.	Section 3.2(b) of the Bylaws is hereby amended and restated in its entirety as follows:

“In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 120th day nor earlier than the opening of business on the 150th day before the anniversary of the date that the Corporation’s proxy statement was released to stockholders in connection with the immediately preceding annual meeting of stockholders; provided, however, that for any annual meeting that is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 150th day before the meeting and not later than the later of (x) the close of business on the 120th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and provided, further, that for the 2007 annual meeting, notice by the stockholder to be timely must be so received not earlier than the opening of business on October 13, 2006 and not later than the close of business on November 12, 2006; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.2.”

The undersigned certifies that this Amendment has been adopted by the Board on the date set forth in the preamble above.

Signature:	Leon M. McCorkle, Jr.

Name:	Leon M. McCorkle, Jr.

Title:	Secretary